Exhibit (a)(5)(L)
ROYAL DUTCH PETROLEUM COMPANY
(N.V. Koninklijke Nederlandsche Petroleum Maatschappij)
LETTER OF TRANSMITTAL INSTRUCTION BOOKLET
FOR
SURRENDER OF ROYAL DUTCH SHARES

Shareholder instructions for completing the Letter of Transmittal

Enclosed with these instructions is a Letter of Transmittal for use in surrendering share certificate(s) representing shares formerly held by you in N.V. Koninklijke Nederlandsche Petroleum Maatschappij (“Royal Dutch”) on the New York registry and obtaining the Merger Consideration described herein.
You should only use the enclosed Letter of Transmittal if you formerly held New York registered shares. Do not use the enclosed Letter of Transmittal if you formerly held Hague registered shares, bearer shares (including bearer share certificates with separate dividend coupons or k-stukken), or if you are an eligible UK resident shareholder that has made a valid election to receive loan notes in lieu of the Merger Consideration. Further, do not use the enclosed Letter of Transmittal in respect of shares formerly held by you in uncertificated form through the Direct Registration System (“DRS”) or in the Dividend Reinvestment Plan (“DRIP”) administered by the Bank of New York.
If you should have any questions, please refer to the Question and Answer section on page 3. Any additional questions or requests for assistance or additional copies of the Letter of Transmittal may be directed to the Paying Agent, The Bank of New York, toll-free, at 1 888 737 2377. If you are outside the U.S. you may call collect at +1 212 815 3700.

Surrender of Royal Dutch Shares
On December 21, 2005, Royal Dutch and Shell Petroleum N.V. merged under Dutch law (the “Merger”). As a result of the Merger, Royal Dutch and your Royal Dutch shares have ceased to exist.
As cash consideration pursuant to the Merger exchange ratio, you are entitled to receive, upon proper surrender of your Royal Dutch share certificates, $61.8585 (the “Merger Consideration”) for each Royal Dutch share held by you immediately prior to the Merger. This amount represents the U.S. dollar equivalent of €52.21 based on the noon buying rate for euro in the City of New York for cable transfers as certified for customs purposes and as announced by the Federal Reserve Bank of New York on December 20, 2005.
Our records indicate that you hold the Royal Dutch share certificates listed on the enclosed Letter of Transmittal. In order to receive the Merger Consideration, it will be necessary for you to submit your Royal Dutch share certificate(s) along with the enclosed Letter of Transmittal, properly completed and signed to The Bank of New York, Paying Agent. In the event that your Royal Dutch share certificate(s) have been lost, stolen or destroyed you must complete the Affidavit of Lost, Stolen or Destroyed Certificate(s) on the back of the Letter of Transmittal.
Letter of Transmittal Instructions
     The enclosed Letter of Transmittal must be properly completed, signed and delivered, together with Royal Dutch share certificate(s) for the number of Royal Dutch shares printed on the Letter of Transmittal, to one of the addresses listed below:

By Mail: The Bank of New York Royal Dutch Merger P.O. Box 11248 New York, NY 10286-1248	By Hand or Overnight Courier: The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window — Street Level New York, NY 10286
     If you are sending your certificates and completed Letter of Transmittal by mail, we urge you to use insured Registered Mail, return receipt requested. From overseas locations, the use of courier services may expedite receipt by the Paying Agent. All questions as to validity, form and eligibility of any Royal Dutch share certificates delivered by you will be determined by the Paying Agent. The Paying Agent may waive any irregularities or defects in the delivery of any certificates, and its interpretation of the terms and conditions of the Letter of Transmittal and these instructions will be final and binding in all respects. In the event that you are unable to deliver to the Paying Agent the Royal Dutch share certificate(s) due to loss or destruction of such certificate(s), you should complete the Affidavit of Lost, Stolen or Destroyed Certificate(s) on the back of the Letter of Transmittal.
     Do not use the Letter of Transmittal in respect of Royal Dutch shares formerly held by you in uncertificated form through the Direct Registration System (“DRS”) or in the Dividend Reinvestment Plan (“DRIP”) administered by The Bank of New York. These shares have been automatically exchanged for the Merger Consideration and checks were mailed in respect of such shares under separate cover to applicable holders’ addresses of record shortly after the effective date of the Merger.

Questions and Answers
1. What is the Merger?
On December 21, 2005, Royal Dutch and Shell Petroleum N.V. merged under Dutch law (the “Merger”). As a result of the Merger, Royal Dutch and your Royal Dutch shares have ceased to exist.
The Merger required approval by a two-thirds majority vote at an Extraordinary General Meeting where 75% of the issued share capital was represented. Notice of the Extraordinary General Meeting was sent to shareholders on November 15, 2005 and the Extraordinary General Meeting occurred on December 16, 2005. Royal Dutch Shell plc voted its entire shareholding interest (approximately 98.5%) in favor of the Merger. Accordingly, the Merger was approved.
The Merger was also subject to certain other conditions more fully described in the Disclosure Document that forms part of the Schedule 13E-3 that has been filed with the SEC by Royal Dutch Shell plc, Shell Petroleum N.V. and Royal Dutch in connection with the Merger. All of those conditions have been fulfilled or waived.
2. What will I receive as a result of the Merger?
As cash compensation pursuant to the Merger exchange ratio, you are entitled to receive, upon proper surrender of your Royal Dutch share certificates, $61.8585 for each Royal Dutch share held by you immediately prior to the Merger. This amount represents the U.S. dollar equivalent of €52.21 based on the noon buying rate for euro in the City of New York for cable transfers as certified for customs purposes and as announced by the Federal Reserve Bank of New York on December 20, 2005.
3. How many certificated Royal Dutch shares did I own immediately prior to the Merger?
Your certificated share balance is printed in the upper right hand corner of the Letter of Transmittal.
4. How do I exchange Royal Dutch shares held in uncertificated form through the Direct Registration System (“DRS”) or the Dividend Reinvestment Plan (“DRIP”) administered by The Bank of New York?
If you held Royal Dutch shares in uncertificated form through DRS or the DRIP administered by The Bank of New York, do not use the Letter of Transmittal in respect of those shares as they have been automatically exchanged for the Merger Consideration. A check was mailed under separate cover to your address of record shortly after the effective date of the Merger.
5. What about Royal Dutch shares held in “street name” through a broker or other financial intermediary?
If your broker, or other financial intermediary, held Royal Dutch shares on your behalf in “street name” or otherwise immediately prior to the Merger, you should contact such person to ensure the appropriate consideration is remitted to you.
6. How should I send my Royal Dutch share certificate(s)?
The method of delivery of the Royal Dutch share certificates, the Letter of Transmittal and all other required documents is at the election and risk of the surrendering holder and will be deemed delivered only when actually received by the Paying Agent. If delivery is by mail, it is recommended that properly insured Registered Mail with return receipt requested be used. From overseas locations, the use of courier services may expedite receipt by the Paying Agent. See page 2 for the Paying Agent’s delivery addresses.
7. How long will it take to receive the Merger Consideration after I send in my Royal Dutch share certificate(s)?
It will take approximately ten (10) business days after the Paying Agent receives your Royal Dutch share certificates and properly completed Letter of Transmittal for a check for the Merger Consideration to be issued. Please note this does not include mailing time. Letters of Transmittal that request different payees or any other matters requiring special handling are expected to take longer.
8. What if I have lost or misplaced my Royal Dutch share certificate(s)?
If you are unable to locate any Royal Dutch share certificate, complete the Affidavit of Lost, Stolen or Destroyed Certificate(s) on the back of the Letter of Transmittal. See Instruction 5 for further information.
9. What if I need additional assistance in completing the Letter of Transmittal?
If you need additional assistance, please call the Paying Agent, The Bank of New York toll-free, at 1 888 737 2377. If you are outside the U.S. you may call collect at +1 212 815 3700.

LETTER OF TRANSMITTAL
to surrender share certificates of
Royal Dutch Petroleum Company
(N.V. Koninklijke Nederlandsche Petroleum Maatschappij)
To the former holders of New York registered shares in N.V. Koninklijke Nederlandsche Petroleum Maatschappij (“Royal Dutch”):
On December 21, 2005, Royal Dutch and Shell Petroleum N.V. merged under Dutch law (the “Merger”). As a result of the Merger, Royal Dutch and your Royal Dutch shares have ceased to exist.
As cash consideration pursuant to the Merger exchange ratio, you are entitled to receive, upon proper surrender of your Royal Dutch share certificates, $61.8585 (the “Merger Consideration”) for each Royal Dutch share held by you immediately prior to the Merger. This amount represents the U.S. dollar equivalent of €52.21 based on the noon buying rate for euro in the City of New York for cable transfers as certified for customs purposes and as announced by the Federal Reserve Bank of New York on December 20, 2005.
Our records indicate that you hold the Royal Dutch share certificates listed below. In order to receive the Merger Consideration, it will be necessary for you to submit your Royal Dutch share certificate(s) along with this Letter of Transmittal, properly completed and signed, to The Bank of New York, Paying Agent. Accompanying this Letter of Transmittal is an Instruction Booklet with directions for completing the Letter of Transmittal and a pre-addressed envelope for your use in returning your Royal Dutch share certificate(s). In the event that your Royal Dutch share certificate(s) have been lost, stolen or destroyed you must complete the Affidavit of Lost, Stolen or Destroyed Certificate(s) on the back of the Letter of Transmittal.
The method of delivery of this Letter of Transmittal, the Royal Dutch share certificates and all other required documents is at your election and risk and will be deemed delivered only when actually received by the Paying Agent. If delivery is by mail, it is recommended that properly insured Registered Mail with return receipt requested be used. From overseas locations, the use of courier services may expedite receipt by the Paying Agent.
Please note that you should only use this Letter of Transmittal if you formerly held New York registered shares. Do not use the enclosed Letter of Transmittal if you formerly held Hague registered shares, bearer shares (including bearer share certificates with separate dividend coupons or k-stukken), or if you are an eligible UK resident shareholder that has made a valid election to receive loan notes in lieu of the Merger Consideration. Further, do not use this Letter of Transmittal in respect of Royal Dutch shares formerly held by you in uncertificated form through the Direct Registration System (“DRS”) or in the Dividend Reinvestment Plan (“DRIP”) administered by The Bank of New York. These shares have been automatically exchanged for the Merger Consideration and checks were mailed in respect of such shares under separate cover to applicable holders’ addresses of record shortly after the effective date of the Merger.
Please read the accompanying Instruction Booklet carefully. If you have any further questions on completing the Letter of Transmittal please contact The Bank of New York, toll-free, at 1 888 737 2377. If you are outside the U.S. you may call collect at +1 212 815 3700.
▼ DETACH CARD HERE ▼

LETTER OF TRANSMITTAL
This Letter of Transmittal must accompany share certificates of Royal Dutch in order for you to receive the Merger Consideration you are entitled to as a result of the Merger. By signing and returning this Letter of Transmittal, you represent and warrant to Royal Dutch Shell plc, Shell Petroleum N.V. and the Paying Agent that you are the exclusive owner of the Royal Dutch share certificates surrendered with the Letter of Transmittal, have full power and authority to deliver, sign and transfer the Royal Dutch share certificate(s) so delivered and are entitled to all rights evidenced by such Royal Dutch share certificate(s), and such Royal Dutch share certificate(s) are free and clear of all liens, restrictions, adverse claims and encumbrances. In addition, by signing and returning this Letter of Transmittal, you agree that you will execute and deliver any additional documents reasonably deemed appropriate or necessary by the Paying Agent in connection with the delivery of your certificate(s). In addition, by signing and returning this Letter of Transmittal, you appoint the Paying Agent as your agent to effect the submission of the Royal Dutch share certificate(s) submitted with this Letter of Transmittal for the Merger Consideration. All authority conferred or agreed to be conferred in this Letter of Transmittal (and related instructions) shall be binding upon you and all of your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, your death or incapacity.

Œ
Total Shares

Return this card along with your share certificate(s) in the enclosed envelope to:
The Bank of New York
Reorganization Services
P.O. Box 11248
New York, N.Y. 10286-1248

Change address as necessary.


SIGNATURE: Card must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) or by person(s) authorized to sign on behalf of registered holder(s) by documents transmitted herewith   
Daytime Telephone Number ________________________________
  Ž
___________________________    ____________________
Date         Share Owner sign here           Co-Owner sign here

INSTRUCTIONS
     1. Total Shares—This is the total number of Royal Dutch shares held in certificated form to be surrendered. Your Royal Dutch share certificate(s) are listed by certificate number and denomination. If any of your Royal Dutch share certificates have been lost, stolen or destroyed please refer to Instruction 5 below.
     2. Address Change—Indicate any address change on the front of the Letter of Transmittal.
     3. Signatures; Other Matters—The signature required on the Letter of Transmittal is the signature of the registered holder of the Royal Dutch share certificate(s) surrendered. Such signature must correspond exactly with the name as printed on the Letter of Transmittal. In the case of “joint tenancy” registration (i.e., where shares are held jointly), both holders must sign.
     If Royal Dutch share certificates to be surrendered are registered in different names on several Royal Dutch share certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Royal Dutch share certificates.
     If the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, or any other fiduciary or representative on behalf of the registered holder or by an officer of a corporation, each such signatory should indicate the full title of such person’s capacity and submit appropriate evidence of authority to sign with the Letter of Transmittal.
     If the Royal Dutch share certificates are being surrendered by a fiduciary/representative on behalf of the registered holder, see Instruction 7.
     By signing and returning the Letter of Transmittal, you represent and warrant to Royal Dutch Shell plc, Shell Petroleum N.V. and the Paying Agent that you are the exclusive owner of the Royal Dutch share certificates surrendered with the Letter of Transmittal, have full power and authority to deliver, sign and transfer the Royal Dutch share certificate(s) so delivered and are entitled to all rights evidenced by such Royal Dutch share certificate(s), and such Royal Dutch share certificate(s) are free and clear of all liens, restrictions, adverse claims and encumbrances. In addition, by signing and returning the Letter of Transmittal, you agree that you will execute and deliver any additional documents reasonably deemed appropriate or necessary by the Paying Agent in connection with the delivery of your certificate(s).
     In addition, by signing and returning the Letter of Transmittal, you appoint the Paying Agent as your agent to effect the submission of the Royal Dutch share certificate(s) representing the Royal Dutch shares submitted with the Letter of Transmittal for the Merger Consideration. All authority conferred or agreed to be conferred in the Letter of Transmittal (and related instructions) shall be binding upon you and all of your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, your death or incapacity.
     4. Daytime Telephone Number—Please fill in your area code and telephone number where indicated on the Letter of Transmittal. Having this number will improve our ability to process the Letter of Transmittal.

AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATE(S)
THIS FORM IS TO BE COMPLETED ONLY IF YOU CANNOT LOCATE
YOUR ROYAL DUTCH SHARE CERTIFICATE(S). SEE INSTRUCTION 5

NAME OF SHAREHOLDER

ADDRESS
CITY/STATE/ZIP
CERTIFICATE NUMBER(S)        ______________________________for ______________________________share(s)
           ______________________________for ______________________________share(s)
           ______________________________for ______________________________share(s)
(If any number is unknown, leave space blank.)
The undersigned person(s) hereby certifies that:
I am the lawful owner of the above described Royal Dutch share certificate(s). The Royal Dutch share certificate(s) have not been endorsed, transferred, assigned or otherwise disposed of. I have made a diligent search for the Royal Dutch share certificate(s) and have been unable to find them, and make this affidavit for the purpose of inducing the receipt of the Merger Consideration for the Royal Dutch shares held by me immediately prior to the Merger without surrender of the Royal Dutch share certificate(s) representing such Royal Dutch shares. I agree to indemnify Seaboard Surety Company from all liabilities, losses, damages, and expenses that it may sustain or incur by reason or arising out of any claim that any person may make under or on account of such Royal Dutch share certificates, including without limitation any claim to ownership of the Royal Dutch shares represented thereby or to any dividend or distribution in respect of any such Royal Dutch shares under its Indemnity Bond No. 104503920. I hereby agree to surrender the Royal Dutch share certificate(s) for cancellation should I, at any time, find the Royal Dutch share certificate(s).
Signature of Shareholder (Affiant) ________________________________
Signature of Co-Shareholder (Co-Affiant) ______________________________
Signed this __________day of __________, 200__________
Notary Public (Affix Notarial Seal) ___________________________________________________________________________
(Notary required for all certificates in respect of more than 200 Royal Dutch shares)
STATE OF __________COUNTRY OF ____________________

Substitute Form W-9
See Instruction 6

Part 1—PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER (“TIN”) IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security No. OR Employer ID No.

CERTIFICATION—UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT: (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TIN (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (“IRS”) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING (YOU MUST CROSS OUT ITEM (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN) AND (3) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

Signature ____________________

Name ______________________
       ‘
Address _____________________

Date _______________________
Part 2 — ☐
TIN applied for (or intended to apply for in near future) CHECK BOX IF APPLICABLE AND COMPLETE THE CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER BELOW

Part 3 — ☐

EXEMPT PAYEE

Department of the Treasury, Internal Revenue Service

Payer’s Request for Taxpayer Identification
Number
(TIN)
SPECIAL PAYMENT INSTRUCTIONS
Medallion Guarantee Required
A check for your Merger Consideration will be issued in the name shown on the FRONT of this form unless otherwise instructed below. To determine if Signature Guarantee is required, see Instruction 7.      ’
Issue to:
NAME: _____________________________________________________________
(Please Print)
ADDRESS: __________________________________________________________

(Include Zip Code)

(Employer Identification or Social Security Number)
SPECIAL DELIVERY INSTRUCTIONS
A check for your Merger Consideration will be mailed to the address shown on the FRONT of his form (or to the person and address listed above) unless otherwise instructed below; see Instruction 8. Mail to:
NAME: _____________________________________________________________
      (Please Print)      “
ADDRESS: __________________________________________________________

(Include Zip Code)

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under the penalty of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN within 60 days, 28% of all reportable payments made to me thereafter will be withheld until I provide a TIN.
Signature ______________________________Date ______________________________Name______________________________
(Please Print)

     5. Affidavit of Lost, Stolen or Destroyed Certificate(s)—If you have lost any of your Royal Dutch share certificate(s), or if any of your Royal Dutch share certificate(s) have been stolen or destroyed, you (and if the shares were held in a joint account, the co-owner of the shares) must complete, sign and date the Affidavit of Lost, Stolen or Destroyed Certificate(s) on the back of the Letter of Transmittal. Please list the certificate number(s) and the total number of Royal Dutch share certificates that have been lost, stolen or destroyed. The affidavit must be signed and notarized by a Notary Public for all certificates in respect of more than 200 Royal Dutch shares.
     You will not be issued new Royal Dutch share certificates. Rather, by completing the affidavit in accordance with these instructions, you will be treated by the Paying Agent as having surrendered your Royal Dutch share certificate(s). The affidavit is valid only if signed and notarized in accordance with these instructions. By signing the affidavit, you (i) acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company; (ii) agree to indemnify Seaboard Surety Company from all liabilities, losses, damages and expenses (including attorneys’ fees) that it may sustain or incur by reason or on account of assuming liability under its Indemnity Bond No. 104503920; and (iii) agree to surrender the certificate(s) to the Paying Agent, at any time, if you find or otherwise recover the Royal Dutch share certificate(s).
     6. Substitute Form W-9 and W-9 Certification—Each Royal Dutch shareholder (or other payee) is required to provide the Paying Agent with the correct taxpayer identification number (“TIN”), generally your (or other payee’s) Social Security or Federal Employee Identification Number, and with certain other information, on Substitute Form W-9, and to certify that the holder (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject you (or such other payee) to a $50 penalty imposed by the Internal Revenue Service and 28% backup tax withholding on the payment of any Merger Consideration. The box in Part 2 of the Substitute Form W-9 may be checked if you (or such other payee) have not been issued a TIN and you (or such other payee) have applied for a TIN or intend to apply for a TIN in the near future. If the Part 2 box is checked and the Paying Agent is not provided with a TIN by the time of payment of any Merger Consideration, the Paying Agent will withhold 28% on the payment of any cash to you until you provide a TIN to the Paying Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number for additional instructions on completing Substitute Form W-9.
     Certain holders (including, among others, corporations and certain non-U.S. individuals) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. individual to qualify as an exempt recipient, such holder must submit to the Paying Agent a properly completed Internal Revenue Service Form W-8BEN signed under penalties of perjury, attesting to the individual’s exempt status. Form W-8BEN may be obtained from the Paying Agent upon request.
     If backup withholding applies, the Paying Agent is required to withhold 28% of any cash paid to you or such other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
     7. Special Transfer Instructions—Complete this section only if the Merger Consideration check is to be paid to a name other than the name that appears on the front of the Letter of Transmittal. In such case, (i) indicate the full name and address of the payee, (ii) the payee must complete and certify their TIN on the Substitute Form W-9, (or, if applicable, Form W-8BEN), (iii) the current registered holder must sign the front of the Letter of Transmittal, (iv) the current registered holder must have his or her signature guaranteed by a financial institution such as a bank or securities broker that is a member of the Securities Transfer Agent Medallion Program, The Stock Exchange Medallion Program, or the New York Stock Exchange, Inc. Medallion Guaranteed Program (a notary is not acceptable). A signature guarantee certifies that the signature is genuine, has legally binding authority and that the financial institution guaranteeing the signature assumes any financial responsibility associated with the endorsement, and (v) if signatures are executed in a fiduciary/representative capacity, appropriate certified evidence of signing authority must be submitted with the Letter of Transmittal.
     8. Special Delivery Instructions—Complete this section only if the Merger Consideration is to be delivered to a person other than the registered holder or to a different address than is shown on the front of the Letter of Transmittal. Otherwise any Merger Consideration check will be sent to the person and the address appearing on the front of the Letter of Transmittal.